Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

Newton, Kansas, Thursday, May 28, 2026…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2026 fiscal year fourth quarter and full fiscal year ended March 1, 2026. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/gxy382c2 at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $24,187,000 for the 2026 fiscal year fourth quarter ended March 1, 2026 compared to $16,939,000 for the 2025 fiscal year fourth quarter ended March 2, 2025 and $17,333,000 for the 2026 fiscal year third quarter ended November 30, 2025. Park’s net sales for the fiscal year ended March 1, 2026 were $73,301,000 compared to $62,026,000 for the fiscal year ended March 2, 2025. Net earnings for the 2026 fiscal year fourth quarter were $3,838,000 compared to $1,246,000 for the 2025 fiscal year fourth quarter and $2,950,000 for the 2026 fiscal year third quarter. Net earnings were $11,272,000 for the fiscal year ended March 1, 2026 compared to $5,882,000 for the fiscal year ended March 2, 2025.

Net earnings before special items for the 2026 fiscal year fourth quarter were $3,838,000 compared to $2,417,000 for the 2025 fiscal year fourth quarter and $2,950,000 for the 2026 fiscal year third quarter. Net earnings before special items for the fiscal year ended March 1, 2026, were $11,272,000 compared to $7,867,000 for the fiscal year ended March 2, 2025.

Adjusted EBITDA for the 2026 fiscal year fourth quarter was $5,171,000 compared to $3,418,000 for the 2025 fiscal year fourth quarter and $4,226,000 for the 2026 fiscal year third quarter. Adjusted EBITDA for the 2026 fiscal year was $15,761,000 compared to $11,649,000 for the 2025 fiscal year.

During the 2026 fiscal year fourth quarter and 2026 fiscal year, the Company did not report any special items. During the 2025 fiscal year, the Company recorded $1,098,000 of pre-tax charges related to storm damage to the Company’s facilities in Newton, Kansas. During the 2025 fiscal year fourth quarter, the Company recorded a non-cash tax charge of $2,147,000 related to the potential repatriation by the Company of undistributed foreign earnings on certain funds held by the Company’s Singapore subsidiary. The Company also recorded a tax benefit of $957,000 in the 2025 fiscal year fourth quarter related to the “running” of, or expiration of, the statute of limitations for certain provisions for uncertain tax positions previously established by the Company.

Park reported basic and diluted earnings per share of $0.19 for the 2026 fiscal year fourth quarter compared to $0.06 for the 2025 fiscal year fourth quarter and $0.15 for the 2026 fiscal year third quarter. Basic and diluted earnings per share before special items were $0.19 for the 2026 fiscal year fourth quarter compared to $0.12 for the 2025 fiscal year fourth quarter and $0.15 for the 2026 fiscal year third quarter.

Park reported basic and diluted earnings per share of $0.56 for the 2026 fiscal year compared to $0.29 for the 2025 fiscal year. Basic and diluted earnings per share before special items were $0.56 for the 2026 fiscal year compared to $0.39 for the 2025 fiscal year.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13760797.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, June 4, 2026. The conference call replay will be available at https://edge.media-server.com/mmc/p/gxy382c2 and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13760797.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's website at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as a charge related to storm damage, a non-cash tax charge and a reduction in uncertain tax positions. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s ongoing, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs, commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com.

Performance table, including non-GAAP information (in thousands, except per share amounts – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended

	March 1, 2026	March 2, 2025	November 30, 2025	March 1, 2026	March 2, 2025
Sales	$24,187	$16,939	$17,333	$73,301	$62,026

Net Earnings before Special Items[1]	$3,838	$2,417	$2,950	$11,272	$7,867
Special Items, Net of Tax:
Storm Damage Charge	-	-	-	-	(1,098)
Income Tax Effect on Pretax Special Items	-	19	-	-	303
Tax Provision of Foreign Earnings	-	(2,147)	-	-	(2,147)
Reduction in Uncertain Tax Positions	-	957	-	-	957
Net Earnings	$3,838	$1,246	$2,950	$11,272	$5,882

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.19	$0.12	$0.15	$0.56	$0.39
Special Item:
Storm Damage Charge	-	-	-	-	(0.05)
Income Tax Effect on Pretax Special Items	-	-	-	-	0.01
Tax Provision of Foreign Earnings	-	(0.11)	-	-	(0.11)
Reduction in Uncertain Tax Positions	-	0.05	-	-	0.05
Basic Earnings per Share	$0.19	$0.06	$0.15	$0.56	$0.29

Diluted Earnings before Special Items[1]	$0.19	$0.12	$0.15	$0.56	$0.39
Special Item:
Storm Damage Charge	-	-	-	-	(0.05)
Income Tax Effect on Pretax Special Items	-	-	-	-	0.01
Tax Provision of Foreign Earnings	-	(0.11)	-	-	(0.11)
Reduction in Uncertain Tax Positions	-	0.05	-	-	0.05
Diluted Earnings per Share	$0.19	$0.06	$0.15	$0.56	$0.29

Weighted Average Shares Outstanding:
Basic	20,166	19,945	19,911	19,968	20,099
Diluted	20,418	20,022	20,095	20,117	20,190

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Condensed comparative balance sheets (in thousands):

	March 1, 2026	March 2, 2025
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$89,368	$68,834
Accounts Receivable, Net	10,974	12,903
Inventories	7,411	7,213
Prepaid Expenses and Other Current Assets	918	1,344
Total Current Assets	108,671	90,294

Fixed Assets, Net	21,828	21,650
Operating Right-of-use Assets	256	308
Other Assets	11,473	9,856
Total Assets	$142,228	$122,108

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,681	$2,513
Accrued Liabilities	1,598	1,318
Operating Lease Liability	44	40
Income Taxes Payable	634	5,390
Total Current Liabilities	5,957	9,261

Long-term Operating Lease Liability	273	318
Deferred Income Taxes	6,009	5,304
Other Liabilities	39	71
Total Liabilities	12,278	14,954

Shareholders’ Equity	129,950	107,154

Total Liabilities and Shareholders' Equity	$142,228	$122,108

Additional information
Equity per Share	$6.22	$5.36

Condensed comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended

	March 1, 2026	March 2, 2025	November 30, 2025	March 1, 2026	March 2, 2025

Net Sales	$24,187	$16,939	$17,333	$73,301	$62,026

Cost of Sales	17,252	11,981	11,430	50,629	44,384

Gross Profit	6,935	4,958	5,903	22,672	17,642
% of net sales	28.7%	29.3%	34.1%	30.9%	28.4%

Selling, General & Administrative Expenses	2,343	2,107	2,259	9,172	8,246
% of net sales	9.7%	12.4%	13.0%	12.5%	13.3%

Earnings from Operations	4,592	2,851	3,644	13,500	9,396

Storm Damage Charge	-	-	-	-	(1,098)
Interest and Other Income	455	335	343	1,543	1,209

Earnings from Operations before Income Taxes	5,047	3,186	3,987	15,043	9,507

Income Tax Provision	1,209	1,940	1,037	3,771	3,625
Net Earnings	$3,838	$1,246	$2,950	$11,272	$5,882
% of net sales	15.9%	7.4%	17.0%	15.4%	9.5%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended

	March 1, 2026	March 2, 2025	November 30, 2025	March 1, 2026	March 2, 2025
GAAP Net Earnings	$3,838	$1,246	$2,950	$11,272	$5,882
Adjustments:
Income Tax Provision	1,209	1,940	1,037	3,771	3,625
Interest and Other Income	(455)	(335)	(343)	(1,543)	(1,209)
Depreciation	472	460	477	1,860	1,851
Stock Option Expense	107	107	105	401	402
Special Item:
Storm Damage Charge	-	-	-	-	1,098
Adjusted EBITDA	$5,171	$3,418	$4,226	$15,761	$11,649